EXHIBIT 99.1

Global Self Storage Reports Fourth Quarter and Full Year 2021 Results

Strong Pricing Power, Operational Excellence, and Industry Strength Drove Record-high Revenues and Peer-leading FFO and AFFO Growth in 2021

Millbrook, NY – March 31, 2022 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the fourth quarter and full year ended December 31, 2021.

Q4 2021 Highlights

•
Total revenues increased 16.2% to a record $2.8 million.
•
Net income increased to $1.4 million or $0.13 per fully diluted share.
•
Operating income increased 74% to $802,000.
•
Funds from operations (FFO) increased 56.0% to a record $1.0 million or $0.10 per diluted share.
•
Adjusted FFO (AFFO) increased 63.0% to a record $1.1 million or $0.10 per diluted share (see definition of FFO and AFFO, both non-GAAP terms, and their reconciliation to GAAP, below).
•
Same-store revenues increased 15.0% to a record $2.2 million.
•
Same-store net operating income (NOI) increased 20.1% to a record $1.4 million, as described below (see definition of same-store NOI, a non-GAAP term, and its reconciliation to GAAP, below).
•
Same-store occupancy at December 31, 2021 decreased to 94.1% from 95.1% at December 31, 2020, as the company maximized move-in rates and existing rates under its proprietary revenue rate management program.
•
Same-store average tenant duration of stay at December 31, 2021 was approximately 3.3 years, up from approximately 3.0 years as of December 31, 2020.
•
Maintained quarterly dividend of $0.065 per share.
•
Capital resources at December 31, 2021 totaled approximately $21.5 million.

Full Year 2021 Highlights

•
Total revenues increased 14.3% to a record $10.5 million.
•
Total expenses decreased 1.9% to $7.8 million.
•
Operating income increased 120% to $2.7 million.
•
Net income increased $3.0 million to a record $3.3 million or $0.33 per fully diluted share.
•
Funds from operations (FFO) increased 58.7% to a record $3.3 million or $0.33 per diluted share.

•
Adjusted FFO (AFFO) increased 59.7% to a record $3.6 million or $0.36 per diluted share.
•
Same-store revenues increased 11.2% to a record $8.3 million.
•
Same-store net operating income (NOI) increased 15.5% to a record $5.3 million, as described below.
•
Same-store occupancy at December 31, 2021 decreased to 94.1% from 95.1% at December 31, 2020, as the company raised move-in rates and existing tenant rates under its proprietary revenue rate management program.
•
Same-store average tenant duration of stay at December 31, 2021 was approximately 3.3 years, up from approximately 3.0 years as of December 31, 2020.
•
Maintained quarterly dividend of $0.065 per share.

Management Commentary

“2021 was truly an incredible year for Global Self Storage with strong performance in key metrics, including record-high revenues and peer-leading FFO and AFFO growth,” commented Global Self Storage president and CEO, Mark C. Winmill. “We also strengthened our capital resources, making us well-positioned for continued growth through our disciplined approach to acquisitions.

“This strong performance was primarily the result of our proprietary, highly-adaptive revenue rate management program, along with strong pricing power across our portfolio of self-storage properties. Our revenue rate management program enabled us to adapt quickly to changing market conditions and benefit from the increased demand for self-storage product during 2021.

“Last year, we also bolstered our balance sheet by extending and increasing our revolving credit facility from $10 million to $15 million, and raising aggregate gross proceeds of approximately $6.9 million in a public offering. This increased our total capital resources to approximately $21.5 million at year end, comprised of $3.1 million in cash and cash equivalents and restricted cash, $3.5 million in marketable securities, and $15 million available under our credit facility.

“These financial resources position us to pursue a variety of potential growth opportunities, such as existing property expansions, acquisitions or joint ventures.

“We see self-storage acquisition opportunities in our target markets that could benefit from our successful management techniques. We believe these proprietary techniques allow us to consider properties where other buyers might not be able to achieve the same level of performance. We believe this approach gives us a competitive edge in an increasingly active acquisition environment for self-storage properties.

“In 2022, self-storage industry fundamentals have remained strong and we currently expect our momentum to continue. In times of moderate to high inflation, public REITs have historically outperformed the S&P 500 in terms of higher returns and financial performance. In particular, the self-storage sector of real estate can provide a hedge against inflation because of its ability to quickly adapt pricing to market conditions through month-to-month leases. We believe the elevated demand for self-storage will continue and contribute to strong pricing power in 2022. Altogether, we believe 2022 will be the best year yet for Global Self Storage.”

Dividend

On December 1, 2021, the company declared a quarterly dividend of $0.065 per share, consistent with the quarterly dividend for the same period last year and the previous quarter.

Q4 Financial Summary

Total revenues increased 16.2% to $2.8 million in the fourth quarter of 2021, as compared to $2.4 million in the same period last year. This increase was due primarily to increased rental rates, and the results of the company’s revenue rate management program of raising existing tenant rates.

Total operating expenses in the fourth quarter of 2021 increased 2.2% to $1.96 million, as compared to $1.92 million in the same period last year. The increase was primarily attributable to increased store operating expenses.

Operating income increased 74% to 802,000 in the fourth quarter of 2021, as compared to $460,000 in the same period last year.

Net income was $1.4 million or $0.13 per diluted share in the fourth quarter of 2021, as compared to $316,000 or $0.03 per diluted share in the same period last year.

As of December 31, 2021, the company’s capital resources totaled approximately $21.5 million, comprised of $3.1 million in cash, cash equivalents and restricted cash, $3.5 million of marketable securities, and $15.0 million available (and still currently available) for withdrawal under the company’s revolving credit facility.

Q4 Same-Store Results

At December 31, 2021, Global Self Storage owned nine same-store properties and three non-same-store properties, and managed one third-party owned property.

For the fourth quarter of 2021, same-store revenues increased 15.0% to $2.2 million compared to $1.9 million in the same period last year. This increase was due primarily to consistent rent collections despite the COVID-19 pandemic, and increased rental rates.

Same-store cost of operations in the fourth quarter increased 6.4% to $747,000, compared to $702,000 in the same period last year. This increase in same-store cost of operations was due primarily to increased administrative and real estate tax expenses for the period.

Same-store NOI increased 20.1% to $1.4 million in the fourth quarter of 2021, compared to $1.2 million in the same period last year. The increase was primarily due to the increase in same-store revenues.

Same-store occupancy at December 31, 2021 decreased to 94.1% from 95.1% at December 31, 2020.

Same-store average duration of tenant stay at December 31, 2021 was 3.3 years, up from approximately 3.0 years at December 31, 2020.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Q4 Operating Results

Net income in the fourth quarter of 2021 was $1.4 million or $0.13 per diluted share, compared to $316,000 or $0.03 per diluted share in the fourth quarter of 2020.

General and administrative expenses increased to $570,000 in the fourth quarter of 2021, as compared to $567,000 in the same period last year.

Business development costs increased to $35,000 in the fourth quarter of 2021 compared to $470 in the same period last year. The increase is primarily attributable to more activities related to capital raising, store acquisitions, and third-party management marketing expenses.

Interest expense for the fourth quarter of 2021 decreased to $218,000from $289,000 in the year-ago period. This decrease was attributable to a lower amount of funds drawn and fluctuating interest expense on funds drawn on the company’s revolving credit facility.

FFO in the fourth quarter of 2021 increased 56.0% to $1.0 million or $0.10 per diluted share, compared to FFO of $650,000 or $0.07 per diluted share in the same period last year.

AFFO in the fourth quarter of 2021 increased 63.0% to $1.1 million or $0.10 per diluted share, compared to AFFO of $677,000 or $0.07 per diluted share in the same period last year.

Full Year 2021 Financial Summary

Total revenues increased 14.3% to $10.5 million in the full year 2021, as compared to $9.2 million in 2020. The increase was primarily attributable to increased rental rates and the company’s revenue rate management program for raising existing tenant rates.

Total operating expenses in the full year 2021 decreased 1.9% to $7.8 million, compared to $8.0 million in 2020. The improvement was primarily attributable to a decrease in depreciation and amortization expense.

Operating income increased 120% to $2.7 million in the full year 2021, as compared to $1.2 million in 2020.

Net income was $3.3 million or $0.33 per diluted share in the full year 2021, as compared to net income of $274,000 or $0.03 per diluted share in 2020.

Full year 2021 Same-Store Results

For the full year of 2021, same-store revenues increased 11.2% to $8.3 million compared to $7.4 million in 2020. These increases were due primarily to consistent rent collections despite the COVID-19 pandemic, as well as increased rental rates and company’s revenue rate management program that raises existing tenant rates.

Same-store cost of operations in the full year 2021 increased 4.4% to $3.0 million, compared to $2.9 million in 2020. This increase in same-store cost of operations was due primarily to increased expenses for landscaping from snow removal, repairs and maintenance, credit card fees, real estate taxes, utilities, IT maintenance and support, and travel.

Same-store NOI increased 15.5% to $5.3 million in the full year 2021, compared to $4.6 million in 2020. The increase was primarily due to the increase in revenues.

Same-store occupancy at December 31, 2021 decreased to 94.1% from 95.1% at December 31, 2020.

Same-store average duration of tenant stay at December 31, 2021 was 3.3 years, up from approximately 3.0 years as of December 31, 2020.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Full Year 2021 Operating Results

Net income in the full year 2021 was $3.3 million or $0.33 per diluted share, compared to net income of $274,000 or $0.03 per diluted share in 2020.

General and administrative expenses decreased 0.8% to $2.37 million in the full year 2021, compared to $2.39 million in 2020. The decrease was primarily attributable to a decrease in certain professional fees.

Business development costs were $46,000 in the full year 2021 compared to business development costs of $11,000 in 2020. The increase is primarily attributable to increased consulting costs in connection with business development, capital raising, and future potential store acquisitions, and expenses related to the company’s third-party management platform marketing initiatives.

Interest expense for the full year 2021 decreased to $1.0 million from $1.2 million in 2020.

FFO in the full year 2021 increased 58.7% to $3.3 million or $0.33 per diluted share, compared to FFO of $2.1 million or $0.23 per diluted share in 2020.

AFFO in the full year 2021 increased 59.7% to $3.6 million or $0.36 per diluted share, compared to AFFO of $2.2 million or $0.24 per diluted share in 2020.

Q4 and Full Year 2021 FFO and AFFO (Unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$1,379,643	$315,785	$3,281,251	$274,341
Eliminate items excluded from FFO:
Unrealized gain on marketable equity securities	(775,542)	(127,737)	(1,566,731)	(155,139)
Depreciation and amortization	409,669	461,859	1,631,609	1,989,761
FFO attributable to common stockholders	1,013,770	649,907	3,346,129	2,108,963
Adjustments:
Compensation expense related to stock-based awards	54,098	26,273	194,372	126,035
Business development, capital raising, and property acquisition costs	34,896	470	45,531	10,998
AFFO attributable to common stockholders	$1,102,764	$676,650	$3,586,032	$2,245,996

Earnings per share attributable to common stockholders - basic	$0.13	$0.03	$0.33	$0.03
Earnings per share attributable to common stockholders - diluted	$0.13	$0.03	$0.33	$0.03
FFO per share - diluted	$0.10	$0.07	$0.33	$0.23
AFFO per share - diluted	$0.10	$0.07	$0.36	$0.24

Weighted average shares outstanding - basic	10,613,044	9,284,634	9,973,113	9,273,554
Weighted average shares outstanding - diluted	10,646,806	9,294,516	10,004,061	9,282,687

Additional Information

More information about the company’s fourth quarter and full year 2021 results, including financial statements and related notes, is available on Form 10-K as filed with the U.S. Securities and Exchange Commission and posted to the investor relations section of the company’s website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating the company’s liquidity or ability to pay dividends, because it excludes financing activities presented on the company’s statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represents FFO and FFO per share excluding the effects of business development, capital raising, store acquisition, and third-party management marketing expenses and non-recurring items, which the company believes are not indicative of the company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating the company’s liquidity or ability to pay dividends, because it excludes financing activities presented on the company’s statements of cash flows. The company presents AFFO because the company believes it is a helpful measure in understanding the company’s results of operations insofar as the company believes that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of the company’s ongoing operating results. The company also believes that the analyst community considers its AFFO (or similar measures using different terminology) when evaluating the company. Because other REITs or real estate companies may not compute AFFO in the same manner as the company does, and may use different terminology, the company’s computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the company’s financial statements.

The company believes net operating income or “NOI” is a meaningful measure of operating performance because it utilizes NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, the company believes the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating the company’s operating results.

Same-Store Self Storage Operations Definition

The company considers its same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. Management considers a store to be stabilized once it has achieved an occupancy rate that management believes, based on management’s assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. Management believes that same-store results are useful to investors in evaluating the company’s performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At December 31, 2021, the company owned nine same-store properties and three non same-store properties. The company believes that, by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements, including the negative impacts from COVID-19 on the economy, the self storage industry, the broader financial markets, the company's financial condition, results of operations and cash flows and the ability of the company's tenants to pay rent. The company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley, Chief Financial Officer

Global Self Storage

1 (212) 785-0900, ext. 267

tomalley@globalselfstorage.us

Investor Relations Contact:

Ron Both or Justin Lumley

CMA

Tel (949) 432-7566

Email contact

Media Contact:

Tim Randall

CMA

Tel (949) 432-7572

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Real estate assets, net	$58,390,066	$59,768,533
Cash and cash equivalents	2,899,701	1,614,771
Restricted cash	163,998	340,672
Investments in securities	3,483,182	1,916,451
Accounts receivable	120,641	106,521
Prepaid expenses and other assets	543,528	351,764
Line of credit issuance costs, net	254,004	152,542
Goodwill	694,121	694,121
Total assets	$66,549,241	$64,945,375
Liabilities and stockholders' equity
Note payable, net	$17,916,513	$18,389,176
Accounts payable and accrued expenses	1,514,631	1,373,308
Line of credit borrowing	—	5,144,000
Total liabilities	19,431,144	24,906,484
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 10,708,613 shares and 9,343,118 shares issued and outstanding at December 31, 2021 and 2020, respectively	107,086	93,431
Additional paid in capital	46,851,360	40,455,409
Retained earnings (accumulated deficit)	159,651	(509,949)
Total stockholders' equity	47,118,097	40,038,891
Total liabilities and stockholders' equity	$66,549,241	$64,945,375

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues
Rental income	$ 2,648,801	$ 2,268,372	$ 10,051,371	$ 8,789,548
Other property related income	93,285	91,018	381,534	337,166
Management fees and other income	19,518	17,469	75,925	69,810

Total revenues	2,761,604	2,376,859	10,508,830	9,196,524

Expenses
Property operations	945,080	887,954	3,776,770	3,586,593
General and administrative	569,589	566,607	2,369,960	2,388,960
Depreciation and amortization	409,669	461,859	1,631,609	1,989,761
Business development	34,896	470	45,531	10,998

Total expenses	1,959,234	1,916,890	7,823,870	7,976,312

Operating income	802,370	459,969	2,684,960	1,220,212

Other income (expense)
Dividend and interest income	19,625	17,313	76,021	79,331
Unrealized gain on marketable equity securities	775,542	127,737	1,566,731	155,139
Interest expense	(217,894)	(289,234)	(1,046,461)	(1,180,341)

Total other income (expense), net	577,273	(144,184)	596,291	(945,871)

Net income and comprehensive income	$ 1,379,643	$ 315,785	$ 3,281,251	$ 274,341
Earnings per share
Basic	$ 0.13	$ 0.03	$ 0.33	$ 0.03
Diluted	$ 0.13	$ 0.03	$ 0.33	$ 0.03
Weighted average shares outstanding
Basic	10,613,044	9,284,634	9,973,113	9,273,554
Diluted	10,646,806	9,294,516	10,004,061	9,282,687

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income	$1,379,643	$315,785	$3,281,251	$274,341
Adjustments:
Management fees and other income	(19,518)	(17,469)	(75,925)	(69,810)
General and administrative	569,589	566,607	2,369,960	2,388,960
Depreciation and amortization	409,669	461,859	1,631,609	1,989,761
Business development, capital raising, and property acquisition costs	34,896	470	45,531	10,998
Dividend and interest income	(19,625)	(17,313)	(76,021)	(79,331)
Unrealized (gain) loss on marketable equity securities	(775,542)	(127,737)	(1,566,731)	(155,139)
Interest expense	217,894	289,234	1,046,461	1,180,341
Non same-store revenues	(571,428)	(472,546)	(2,172,200)	(1,696,801)
Non same-store cost of operations	197,702	185,799	772,829	709,700
Total same-store net operating income	$1,423,280	$1,184,689	$5,256,764	$4,553,020

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Same-store revenues	$2,170,657	$1,886,844	$8,260,705	$7,429,913
Same-store cost of operations	$747,377	702,155	$3,003,941	2,876,893
Total same-store net operating income	$1,423,280	$1,184,689	$5,256,764	$4,553,020